UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    April 30, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On April 30, 2025 Albany International issued a news release reporting first quarter 2025 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday May 1, 2025. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated April 30, 2025 reporting first-quarter 2025 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: April 30, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 30, 2025 reporting first-quarter 2025 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports First-Quarter 2025 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--April 30, 2025 — Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2025, which ended March 31, 2025.

"Overall, I am pleased to report that our businesses are executing to the plan that we laid out at the start of this transition year. Our new business segment leaders are performing well as they restructure and strengthen their respective operations. Machine Clothing continues to deliver consistent strong results, and the integration of Heimbach is proceeding to plan. We expect to see the benefits of the Heimbach integration efforts accelerate into the second half of this year as our actions take effect. AEC is executing well on its current portfolio of programs, and the segment continues to win new business. The team is making progress on process improvements on our CH-53K and Gulfstream programs, and we had lower EAC adjustments in the quarter," said President and CEO, Gunnar Kleveland.

"While we see uncertainty in the markets, we were not affected by tariffs or other disruptions in the first quarter. Due to our mostly regional set up for both suppliers and customers, the overall direct impact of tariffs, as they currently stand, is not expected to materially impact our financial or operational performance," concluded Kleveland.

For the first quarter ended March 31, 2025:
•Net revenues were $289 million, down 7.8%, or 6.9% after adjusting for currency translation, when compared to the prior year. MC's net revenues decreased 5.7%, which was primarily driven by decreased sales in publication, tissue and pulp grades. AEC's net revenues decreased 11.0%, primarily driven by demand reductions on certain commercial and space programs, which was partially offset by higher revenues on CH-53K and other programs.
•Gross profit of $96 million was 11.2% lower than the $109 million reported for the same period of 2024; overall gross margin declined 130 basis points driven by changes in the estimated profitability of long-term contracts at AEC.
•Selling, General, and Administrative (SG&A) expenses were $54 million, slightly lower than prior year.
•Operating income was $28 million, compared to $39 million in the prior year, the result of lower Gross Profit at AEC and MC.
•Effective tax rate for the quarter was 26.6%, compared to 29.2% for the first quarter of 2024. The 2025 rate was lower primarily due to favorable discrete tax adjustments in the current period exceeding favorable discrete tax adjustments in the prior period.
•Net income attributable to the Company was $17 million ($0.56 per share), compared to $27 million ($0.87 per share) in the first quarter of 2024; Adjusted diluted earnings per share (or Adjusted diluted EPS, a non-GAAP measure) was $0.73 per share in the first quarter of 2025, compared to $0.90 per share in the first quarter of 2024. Adjusted EBITDA (a non-GAAP measure) was $56 million, compared to $65 million in the first quarter of 2024, a decrease of 14.8%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2025:

The company has re-affirmed guidance for the full year of 2025 as follows:

•Total company revenue between $1.165 billion to $1.265 billion;
•Effective income tax rate of approximately 31%;
•Capital expenditures in the range of $85 to $95 million;
•Adjusted diluted earnings per share between $3.00 and $3.40;
•Total company Adjusted EBITDA between $240 million to $260 million;
•Machine Clothing revenue between $705 million to $755 million;
•Machine Clothing Adjusted EBITDA between $220 million and $240 million;
•Albany Engineered Composites revenue between $460 million to $510 million; and
•Albany Engineered Composites Adjusted EBITDA between $60 million to $70 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenues	$288,774	$313,330
Cost of goods sold	192,288	204,644

Gross profit	96,486	108,686
Selling, general, and administrative expenses	53,812	54,835
Technical and research expenses	11,896	12,665
Restructuring expenses, net	2,515	2,209

Operating income	28,263	38,977
Interest expense/(income), net	3,655	3,319
Other expense/(income), net	983	(2,982)

Income before income taxes	23,625	38,640
Income tax expense	6,276	11,271

Net income	17,349	27,369
Net (loss)/income attributable to the noncontrolling interest	(6)	78
Net income attributable to the Company	$17,355	$27,291

Earnings per share attributable to Company shareholders - Basic	$0.56	$0.87

Earnings per share attributable to Company shareholders - Diluted	$0.56	$0.87

Shares of the Company used in computing earnings per share:
Basic	30,823	31,209

Diluted	30,984	31,291

Dividends declared per Class A share	$0.27	$0.26

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$119,354	$115,283
Accounts receivable, net	272,461	246,688
Contract assets, net	156,069	166,557
Inventories	161,082	145,845
Income taxes prepaid and receivable	19,392	19,187
Prepaid expenses and other current assets	39,954	37,132
Total current assets	$768,312	$730,692

Property, plant and equipment, net	564,966	563,431
Intangibles, net	37,563	38,127
Goodwill	178,837	176,261
Deferred income taxes	26,369	28,757
Other assets	112,029	111,428
Total assets	$1,688,076	$1,648,696

Liabilities and Shareholders' Equity
Accounts payable	$83,000	$66,095
Accrued liabilities	122,895	141,904
Current maturities of long-term debt	—	—
Income taxes payable	2,022	18,367
Total current liabilities	207,917	226,366

Long-term debt	416,429	318,531
Other noncurrent liabilities	141,555	138,830
Deferred taxes and other liabilities	17,007	16,022
Total liabilities	782,908	699,749

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,972,665 issued in 2025 and 40,917,539 in 2024	41	41
Additional paid in capital	455,584	452,933
Retained earnings	1,074,863	1,065,763
Accumulated items of other comprehensive income:
Translation adjustments	(164,419)	(181,555)
Pension and postretirement liability adjustments	(16,990)	(14,328)
Derivative valuation adjustment	(741)	(106)
Treasury stock (Class A), at cost; 10,770,189 shares in 2025 and 9,844,746 in 2024	(448,363)	(379,210)
Total shareholders' equity	899,975	943,538
Noncontrolling interest	5,193	5,409
Total equity	905,168	948,947
Total liabilities and shareholders' equity	$1,688,076	$1,648,696

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$17,349	$27,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,585	20,556
Amortization	1,706	1,748
Change in deferred taxes and other liabilities	3,578	(675)
Impairment of property, plant and equipment	473	49
Non-cash interest expense	256	256
Compensation and benefits paid or payable in Class A Common Stock	2,651	810
Provision for credit losses from uncollected receivables and contract assets	269	365
Foreign currency remeasurement loss/(gain) on intercompany loans	2,886	(792)
Fair value adjustment on foreign currency contracts	—	280

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(20,713)	(17,061)
Contract assets	11,421	2,982
Inventories	(12,873)	1,917
Prepaid expenses and other current assets	(2,624)	(6,525)
Income taxes prepaid and receivable	(70)	(721)
Accounts payable	17,482	7,730
Accrued liabilities	(21,164)	(22,739)
Income taxes payable	(17,080)	(5,466)
Noncurrent receivables	(200)	(178)
Other noncurrent liabilities	(1,046)	506
Other, net	233	(814)
Net cash provided by operating activities	2,119	9,597

Cash flows from investing activities:
Purchases of property, plant and equipment	(15,597)	(26,859)
Purchased software	—	(21)
Net cash used in investing activities	(15,597)	(26,880)

Cash flows from financing activities:
Proceeds from borrowings	96,998	43,237
Principal payments on debt	(3,007)	(60,750)
Debt acquisition costs	—	—
Purchase of Treasury shares	(69,153)	—
Taxes paid in lieu of share issuance	(1,316)	(2,446)
Dividends paid	(8,431)	(8,110)
Net cash provided by/(used in) financing activities	15,091	(28,069)

Effect of exchange rate changes on cash and cash equivalents	2,458	(2,656)

Increase/(decrease) in cash and cash equivalents	4,071	(48,008)
Cash and cash equivalents at beginning of period	115,283	173,420
Cash and cash equivalents at end of period	$119,354	$125,412

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q1 2025	(Decrease)/ increase due to changes in currency translation rates	Q1 2025 revenues on same basis as Q1 2024 currency translation rates	Net revenues as reported, Q1 2024	% Change compared to Q1 2024, excluding currency rate effects
Machine Clothing	$174,697	$(2,516)	$177,213	$185,217	(4.3)%
Albany Engineered Composites	114,077	(486)	114,563	128,113	(10.6)%
Consolidated total	$288,774	$(3,002)	$291,776	$313,330	(6.9)%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q1 2025	Gross profit margin, Q1 2025	Gross profit, Q1 2024	Gross profit margin, Q1 2024
Machine Clothing	$79,902	45.7%	$84,655	45.7%
Albany Engineered Composites	16,584	14.5%	24,031	18.8%
Consolidated total	$96,486	33.4%	$108,686	34.7%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$38,431	$1,616	$(22,698)	$17,349
Interest expense/(income), net	—	—	3,655	3,655
Income tax expense	—	—	6,276	6,276
Depreciation and amortization expense	7,706	13,295	290	21,291
EBITDA (non-GAAP)	46,137	14,911	(12,477)	48,571
Restructuring costs	1,603	1,168	—	2,771
Foreign currency revaluation (gains)/losses (a)	1,692	(165)	3,059	4,586
Other transition expenses	—	(440)	—	(440)
Strategic/integration costs	182	—	40	222
Pre-tax loss/(income) attributable to noncontrolling interest	79	(71)	—	8
Adjusted EBITDA (non-GAAP)	$49,693	$15,403	$(9,378)	$55,718
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.4%	13.5%	—	19.3%

Three months ended March 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$44,347	$5,158	$(22,137)	$27,368
Interest expense/(income), net	—	—	3,319	3,319
Income tax expense	—	—	11,271	11,271
Depreciation and amortization expense	8,511	13,503	290	22,304
EBITDA (non-GAAP)	52,858	18,661	(7,257)	64,262
Restructuring costs	21	2,188	—	2,209
Foreign currency revaluation (gains)/losses (a)	(1,410)	280	(1,296)	(2,426)
Other transition expenses	—	—	125	125
Strategic/integration costs	713	182	426	1,321
Pre-tax (income) attributable to noncontrolling interest	(11)	(105)	—	(116)
Adjusted EBITDA (non-GAAP)	$52,171	$21,206	$(8,002)	$65,375
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.2%	16.6%	—	20.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$2,771	$635	$2,136	$0.07
Foreign currency revaluation (gains)/losses (a)	4,586	1,477	3,109	0.10
Other transition expenses	(440)	(110)	(330)	(0.01)
Strategic/integration costs	222	67	155	0.01

Three months ended March 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$2,209	$583	$1,626	$0.05
Foreign currency revaluation (gains)/losses (a)	(2,426)	(728)	(1,698)	(0.05)
Other transition expenses	125	31	94	0.00
Acquisition/integration costs	1,321	386	935	0.03

The following table provides a reconciliation of Diluted Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended March 31,
Per share amounts (Diluted)	2025	2024
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.56	$0.87
Effect of dilutive stock-based compensation plans	—	—
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.56	$0.87
Adjustments, after tax:
Restructuring costs	0.07	0.05
Foreign currency revaluation (gains)/losses (a)	0.10	(0.05)
Other transition expenses	(0.01)	—
Strategic/integration costs	0.01	0.03
Adjusted Diluted Earnings per share (non-GAAP)	$0.73	$0.90

The calculations of net debt are as follows:

(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Current maturities of long-term debt	$—	$—	$4,445
Long-term debt	416,429	318,531	434,689
Total debt	416,429	318,531	439,134
Cash and cash equivalents	119,354	115,283	125,412
Net debt (non-GAAP)	$297,075	$203,248	$313,722

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$2,119	$9,597
Purchases of property, plant and equipment	(15,597)	(26,859)
Purchased software	—	(21)
Free cash flow	$(13,478)	$(17,283)

The calculation of net leverage ratio as of March 31, 2025 is as follows:

Total Company
	Twelve months ended	Three months ended		Trailing twelve months ended
(in thousands)	December 31, 2024	March 31, 2024	March 31, 2025	March 31, 2025 (non-GAAP) (b)
Net income/(loss) (GAAP)	$88,055	$27,369	$17,349	$78,035
Interest expense/(income), net	12,549	3,319	3,655	12,885
Income tax expense	29,034	11,271	6,276	24,039
Depreciation and amortization expense	89,294	22,304	21,291	88,281
EBITDA (non-GAAP)	218,932	64,263	48,571	203,240
Restructuring costs	15,143	2,209	2,771	15,705
Foreign currency revaluation (gains)/losses (a)	(8,414)	(2,426)	4,586	(1,402)
Other transition expenses	1,492	125	(440)	927
Strategic/integration costs	5,126	1,321	222	4,027
Pre-tax (income) attributable to noncontrolling interest	(310)	(116)	8	(186)
Adjusted EBITDA (non-GAAP)	$231,969	$65,376	$55,718	$222,311

(in thousands, except for net leverage ratio)	March 31, 2025
Net debt (non-GAAP)	$297,075
Trailing twelve months Adjusted EBITDA (non-GAAP)	222,311
Net leverage ratio (non-GAAP)	1.34

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Calculated as amounts incurred during the twelve months ended December 31, 2024, less those incurred during the three months ended March 31, 2024, plus those incurred during the three months March 31, 2025.

The tables below provide a reconciliation of forecasted full-year 2025 Adjusted EBITDA and Adjusted Diluted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2025 Adjusted EBITDA	Machine Clothing		Engineered Composites
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$182	$198	$9	$15
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	34	38	50	54
EBITDA (non-GAAP)	216	236	58	68
Restructuring costs	2	2	1	1
Foreign currency revaluation (gains)/losses (d)	2	2	—	—
Strategic/integration costs	—	—	—	—
Other transition expenses	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$220	$240	$60	$70
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2025 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$88	$100
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense/(income), net	15	13
Income tax expense	41	46
Depreciation and amortization	89	93
EBITDA (non-GAAP)	232	251
Restructuring costs	3	3
Foreign currency revaluation (gains)/losses (d)	4	5
Strategic/integration costs	—	—
Other transition expenses	—	—
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$240	$260

	Total Company
Forecast of Full Year 2025 Earnings per share (diluted) (e)	Low	High
Net income attributable to the Company (GAAP)	$2.83	$3.23
Restructuring costs	0.07	0.07
Foreign currency revaluation (gains)/losses (d)	0.10	0.10
Other transition expenses	(0.01)	(0.01)
Strategic/integration costs	0.01	0.01
Adjusted Diluted Earnings per share (non-GAAP)	$3.00	$3.40

(d) Due to the uncertainty of these items, we are unable to forecast the full year impact for 2025. Amounts above represent actual results for the three months ended March 31, 2025.
(e) Calculations based on weighted average shares outstanding estimate of approximately 31.0 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.
• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Rochester, New Hampshire, operates 30 facilities in 13 countries, employs approximately 5,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Basis of Presentation

Certain amounts in prior year financial statements have been reclassified to conform to current year presentation.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2025 and in future years; expectations in 2025 and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
JC Chetnani
VP-Investor Relations and Treasurer
jc.chetnani@albint.com